UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 23, 2020

Commission file number	Registrant, State of Incorporation or Organization, Address of Principal Executive Offices, and Telephone Number	IRS Employer Identification No.
1-32853	DUKE ENERGY CORPORATION (a Delaware corporation) 550 South Tryon Street Charlotte, North Carolina 28202-1803 704-382-6200	20-2777218

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240. 13e-4(c))

SECURITIES REGISTERED PURSUANT TO SECTION 12(b) OF THE ACT:

Registrant	Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Duke Energy Corporation (Duke Energy)	Common stock, $0.001 par value	DUK	New York Stock Exchange LLC
Duke Energy	5.125% Junior Subordinated Debentures due January 15, 2073	DUKH	New York Stock Exchange LLC
Duke Energy	5.625% Junior Subordinated Debentures due September 15, 2078	DUKB	New York Stock Exchange LLC
Duke Energy	Depositary Shares, each representing a 1/1,000th interest in a share of 5.75% Series A Cumulative Redeemable Perpetual Preferred Stock, par value $0.001 per share	DUK PR A	New York Stock Exchange LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 23, 2020, the Compensation Committee of the Board of Directors of Duke Energy Corporation (the “Corporation”) approved amendments to the Corporation’s nonqualified retirement plans to streamline the administration of the plans. The amendments do not change the contribution formula used to calculate benefits or increase the number of employees eligible to earn a benefit.

The Corporation maintains the Duke Energy Corporation Executive Cash Balance Plan (the “ECBP”) and the Duke Energy Corporation Executive Savings Plan (the “ESP”) for eligible participants, including the “named executive officers” identified in the Corporation’s annual proxy statement.

The ECBP is a nonqualified defined benefit plan that provides supplemental pay credits (the “Make-Whole Benefit”) to eligible participants whose pay credits under the tax-qualified Duke Energy Retirement Cash Balance Plan are limited by certain restrictions under the Internal Revenue Code of 1986, as amended (“Code”). The Make-Whole Benefit under the ECBP accrues interest based on a fixed rate of 4%. The ESP is a nonqualified defined contribution plan that provides eligible participants with an opportunity to defer a portion of their eligible compensation, and receive matching contributions to the extent their matching contributions under the Corporation’s tax-qualified 401(k) plan (the Duke Energy Retirement Savings Plan (the “RSP”)) are limited by certain restrictions under the Code. Participants can direct the investment of their account under the ESP based on the investment options available under the RSP.

The amendments to the ECBP and ESP provide that (i) no employee shall be eligible to earn an additional Make-Whole Benefit under the ECBP for any calendar month that commences after September 30, 2020, (ii) the Make-Whole Benefit for months prior to October 1, 2020 shall continue to be paid to participants in accordance with the terms of the ECBP, and (iii) effective as of October 1, 2020, each employee who would have been eligible to earn a Make Whole Benefit under the ECBP as in effect immediately prior to October 1, 2020, will be eligible to participate in the ESP and earn a corresponding Make-Whole Benefit under the ESP.

The foregoing description of the amendments to the ECBP and the ESP is qualified in its entirety by reference to the full text of each amendment, copies of which are attached hereto as Exhibit 10.1 and Exhibit 10.2 and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d)           Exhibits.

10.1	Amended and Restated Duke Energy Corporation Executive Cash Balance Plan, dated as of September 30, 2020

10.2	Amended and Restated Duke Energy Corporation Executive Savings Plan, dated as of October 1, 2020

104	Cover Page Interactive Data file (the Cover Page Interactive Data file is embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DUKE ENERGY CORPORATION

Date: September 23, 2020	By:	/s/ David S. Maltz
	Name:	David S. Maltz
	Title:	Vice President, Legal, Chief Governance Officer and Assistant Corporate Secretary